Exhibit 99.(h)(3)(C)

SCHEDULE B

 with respect to

PARTICIPATION AGREEMENT BY AND AMONG THE TRUST, PARK AVENUE
INSTITUTIONAL ADVISERS LLC AND THE GUARDIAN INSURANCE & ANNUITY
COMPANY, INC.

Funds

Guardian All Cap Core VIP Fund

Guardian Balanced Allocation VIP Fund
Guardian Core Fixed Income VIP Fund

Guardian Core Plus Fixed Income VIP Fund

Guardian Diversified Research VIP Fund
Guardian Equity Income VIP Fund

Guardian Global Utilities VIP Fund

Guardian Growth & Income VIP Fund

Guardian Integrated Research VIP Fund

Guardian International Growth VIP Fund

Guardian International Value VIP Fund

Guardian Large Cap Disciplined Growth VIP Fund

Guardian Large Cap Disciplined Value VIP Fund

Guardian Large Cap Fundamental Growth VIP Fund

Guardian Mid Cap Relative Value VIP Fund

Guardian Mid Cap Traditional Growth VIP Fund

Guardian Multi-Sector Bond VIP Fund

Guardian Select Mid Cap Core VIP Fund
Guardian Short Duration Bond VIP Fund

Guardian Small Cap Core VIP Fund

Guardian Small-Mid Cap Core VIP Fund

Guardian Strategic Large Cap Core VIP Fund

Guardian Total Return Bond VIP Fund

Guardian U.S. Government Securities VIP Fund

As of December 9, 2020.